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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Applied Imaging Corp.:

  We consent to incorporation by reference in the registration statement to be filed on October 27, 1998, on Form S-3 of Applied Imaging Corp. of our report dated February 6, 1998, relating to the consolidated balance sheets of Applied Imaging Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule which report appears in the December 31, 1997, annual report on Forms 10-K and 10-K/A of Applied Imaging Corp. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Peat Marwick LLP

Mountain View, California

October 27, 1998